Exhibit 10.2

Mr. Notary:

Please enter in your Registry of Public Deeds one recording the Option Agreement and the Lease Agreement entered into by and between BEAR CREEK MINING COMPANY – SUCURSAL DEL PERU, registered in entry 1, file Nº 41289 of the Public Mining Registry, duly represented by it’s general manager Andrew T. Swarthout, identified with foreign identity card N114755, whose faculties are registered as entry 1, file 41289, domiciled at calle Monteflor Nº 460, Urbanización Valle Hermoso, Santiago de Surco, Lima 33, hereinafter referred to as “OPTIONEE”; on one side; and, on the other side JULIO CÉSAR HUERTA DEPAZ, domiciled at Av. Carlos Izaguirre No. 1000, Urbanización Las Palmeras, Los Olivos, Lima 39, identified with DNI Nº10294911, single, hereinafter referred to as the “TITLEHOLDER”; on the following terms and conditions:

RECITALS

WHEREAS:

1.	The Titleholder, as the unique and exclusive concessionaire, has agreed to grant to the Optionee an exclusive and irrevocable option to acquire 100% of the mining concessions namely Carola JCE, code 01-02439-99, Paraíso Minero IX, code 01-00157-01, Paraíso Minero X, code 01-00210-01 and Paraíso Minero XII, code 01-00344-01, within a maximum thirty-six month term.

2.	Together with this exclusive and irrevocable option to acquire, the Titleholder has agreed lease the mining concessions Carola JCE, code 01-02439-99, Paraíso Minero IX, code 01-00157-01, Paraíso Minero X, code 01-00210-01 and Paraíso Minero XII, code 01-00344-01 to the Optionee, for exploration purposes and for the same term.

NOW AND THEREFORE, the Parties have agreed as follows:

1.	FIRST: DEFINITIONS

For the purposes hereof and of the preceding recitals, the following words and expressions shall have the following meanings:

1.1	“Exhibits”, means Exhibit “A” and “B” of the agreement hereof.

1.2	“Deposits”, means the sums of money that will be delivered to the Titleholder in virtue of the option agreement, pursuant to Article 1480 and followings of the Peruvian Civil Code, which shall be deducted in full and immediately from the Transfer Price if the Optionee exercises the Option.

1.3	“Mineral Rights”, means the following mining concessions:

a)	Carola JCE, code 01-02439-99, with an extent of 200 hectares, located in the district of Ocaña, province of Lucanas, department of Ayacucho, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 01267-2000-RPM, issued by the Public Mining Registry on April 3, 2000, recorded on entry 1, file 301060 of the Public Mining Registry.

b)	Paraíso Minero IX, code 01-00157-01, with an extent of 100 hectares, located in the district of Ocaña, province of Lucanas, department of Ayacucho, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 00285-2001-INACC/J issued by the National Institute of Mining Concessions and Cadastre on May 25, 2001.

c)	Paraíso Minero X, code 01-003444-01, with an extent of 100 hectares, located in the district of Nazca, province of Nazca, department of Ica, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 00471-2001-INACC/J issued by the National Institute of Mining Concessions and Cadastre on June 28, 2001.

d)	Paraíso Minero XII, code 01-00344-01, with an extent of 300 hectares, located in the district of Ocaña, province of Lucanas, department of Ayacucho, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 00553-2001-INACC/J, issued by the National Institute of Mining Concessions and Cadastre on July 18, 2001.

1.4	“Agreement”, means this document that contains the Option to Acquire and Mining Lease Agreements, its Exhibits, as well as any amendments, clarifications or additions thereto that the Parties may agree from time to time.

1.5	“Lease Agreement”, means the mining lease agreement relating to the Mineral Rights, and any amendments, clarifications, or additions thereto that the Parties may agree from time to time pursuant to Article 166 of the General Mining Act.

1.6	“Option Agreement”, means the option to acquire the Mineral Rights, and any amendments, clarifications, or additions thereto that the Parties may agree from time to time pursuant to Article 165 of the General Mining Act.

1.7	“Transfer Agreement”, means the contract to be drafted in the form of Exhibit B hereto, to formalize the transfer of the Mineral Rights from the Titleholder to the Optionee, subject to exercise of the Option, whereby the Optionee becomes the sole and exclusive titleholder of 100% of the Mineral Rights.

1.8	“Dollars” or “US$”, means the currency of legal tender in the United States of America.

1.9	“Force Majeure”, has the meaning set out in sub-section 6.3

1.10	“Confidential Information”, has the meaning set out in sub-section 6.7

1.11	“Land Act” means the Law regulating Private Investment in the Development of Economic Activities in Lands of the National Territory and Peasant and Native Communities, Law No. 26505, enacted July 18, 1995, and its regulations, amendments, additions, substitutions, and related laws.

1.12	“General Mining Act” means the Consolidated General Mining Act, approved by Supreme Decree 014-92-EM dated June 2, 1992, and any regulations, amendments, additions, substitutions, and related laws.

1.13	“Notice” means any notice, request, order, demand, offer, requirement, or other communication authorized or required to be made under the Option Agreement or the Lease Agreement, as set out in sub-section 6.5.

1.14	“Option” means the exclusive, irrevocable and indivisible option granted to the Optionee according to the terms of the Option Agreement, whereby the Optionee is entitled to acquire, at its own discretion, 100% of one, some or all the mining concessions that comprise the Mineral Rights.

1.15	“Optionee” means Bear Creek Mining Company, Sucursal del Perú, or its successor.

1.16	“Party” or “Parties” means the Titleholder and the Optionee, and any other person who may acquire any rights under the Option Agreement and/or the Lease Agreement.

1.17	“Lease Term”, means the term of the Lease Agreement, during which the Optionee is entitled to carry out exploration activities in accordance with section 5, including any extension in accordance with sub-sections 4.2 and 6.3.

1.18	“Option Term” means the term of the Option, during which the Optionee may exercise the Option in accordance with section 3.3, including any extension of this term in accordance with sub-sections 4.2 and 6.3.

1.19	“Transfer Price” has the meaning set out in sub-section 3.2.

1.20	“Environmental Regulations” mean the Environmental Regulations for Mining Exploration Activities approved by Supreme Decree No. 038-98-EM and published in the official gazette El Peruano on November 30, 1998, and its extensions, amendments, and related regulations.

1.21	“Titleholder” means Julio César Huerta Depaz.

SECOND: REPRESENTATIONS AND WARRANTIES

2.1	The Titleholder hereby represents and warrants that:

a)	At the date of signing this Agreement, the Titleholder holds the Mineral Rights; that the Mineral Rights are in force, free from encumbrances, liens, overlapping and oppositions due to prior existing mineral rights, and there is no legal or extra-judicial process or agreement publicly recorded or not that affects or limits the free transferability of the Mining Rights, or the execution of the Option Agreement or the Lease Agreement; that the License Fees (“Derecho de Vigencia”) for the years 1999, 2000 and 2001, as the case may be, have been duly paid, having the Titleholder complied with all the formal obligations applicable to the Mineral Rights under the General Mining Act and other applicable laws;

b)	In the ordinary course of its business relating to the Mineral Rights and during the performance of exploration and/or exploitation activities within the area of the Mineral Rights, the Titleholder has complied with all the necessary legal formalities, and has not infringed any law, regulation or norm relating to the exercise of mining activities as concession holder, nor infringed any environmental regulation; and that there are no adverse environmental conditions that affect or may affect the Mineral Rights as a result of its past or present activities.

c)	If title to the Mineral Rights were defective, deficient, or contained limitations restricting the free transfer of the Mineral Rights, the Optionee shall have the right to institute and pursue, at the cost and account of the Titleholder, every legal process that may be necessary to cure such defects or deficiencies, without incurring any liability, having the Optionee the right to deduct from the deposits, any expenses effectively incurred to defend the title. In any event, the delivery of Deposits under sub-section 3.4 shall be suspended until the defect or deficiency is finally settled.

d)	During the Option Term, the Titleholder shall not, by action or inaction, permit or cause any rights of creditors, legal or extra-judicial actions, liens, charges, or other real or personal rights to be established or maintained over the Mineral Rights, or any part or appurtenance thereof, that may affect the Mineral Rights or this Agreement; nor put at risk the validity, existence, or title to the Mineral Rights.

e)	The Titleholder will defend and hold the Optionee harmless and free from any responsibility, obligation, lost, costs, expenses, damages and demands, including without limitation damages to third persons, or to property, reclamation costs of damages caused to the environment and third parties, that may result from the activities carried out in the Mineral Rights and/or in relation to them, prior to the execution of this Agreement; and

f)	At the time of signing this Agreement and/or executing its obligations under the Agreement, the Titleholder does not violate, infringe and/or breaches any other agreement, contract or obligation with third persons or the Peruvian State.

2.2	The Optionee hereby represents and warrants that:

a)	It is a branch of Bear Creek Mining Company, established in Peru in accordance with the applicable Peruvian laws; and

b)	The Optionee has no impediment to execute this Agreement.

THIRD: OPTION AGREEMENT

3.1	Option Agreement

Pursuant to Article 165 of the General Mining Act, the Titleholder grants the Optionee an exclusive and irrevocable option to acquire one hundred percent (100%) of one, some or all of the Mineral Rights (the “Option”), during the term provided under sub-section 3.3. The option to acquire the Mineral Rights includes all of the Mineral Rights’ parts and appurtenances as well as everything that de facto or de lure pertains thereto, whether within or outside their external boundaries, without demanding any payment other than the agreed herein on these or other accounts.

3.2	Transfer Price

The consideration for the transfer of the Mineral Rights is US$ 610,000.00 (six hundred and ten thousand Dollars) (the “Transfer Price”). All amounts previously delivered as Deposits pursuant to sub-section 3.4 shall be deducted from the Transfer Price.

3.3	Option Term

3.3.1	The term of the Option is thirty-six months from the date on which the formal deed that may arise from this minute is signed by both Parties (the “Option Term”).

3.3.2	The Option Term is mandatory for the Titleholder and voluntary for the Optionee. The Optionee may therefore terminate the Option at any time by giving Notice of termination to the Titleholder via a public notary.

3.4	Deposits (“Arras de Retractación”)

3.4.1	The Optionee undertakes to give as Deposits to the Titleholder the following amounts:

a) US $29,000	On the signing date of this document, with no more proof that the signature of the Titleholder at the end of this document.

b) US $40,000	On the day following the first six months counted as of the date of signing of the public deed that will arise from this private document.

c) US $100,000	On the day following the first anniversary counted as of the date of signing the public deed that will arise from this private document.

d) US $200,000	On the day following the second anniversary counted as of the date of signing the public deed that will arise from this private document.

If the Optionee does exercise the Option, the Deposits delivered to the Titleholder under this sub-section 3.4.1, shall be deducted in full and immediately from the Transfer Price.

3.4.2	Waiver of the right of withdrawal

The Titleholder hereby waives its right to withdraw its offer pursuant to Article 1482 of the Peruvian Civil Code.

3.4.3	Requirements for Making the Deposits

The Deposits referred to in sub-sections 3.4.1 (b), 3.4.1 (c) and 3.4.1 (d) shall be made if accrued during the Option Agreement, and provided the Agreement is in force.

3.4.4	Consequences of the Failure to Exercise the Option

Failure by the Optionee to exercise the Option shall cause the Optionee to lose the Deposits in favor of the Titleholder. The Deposits include the VAT and the Municipal Promotion Tax, as well as any other value added tax or sales tax that may replace them.

3.4.5	Indivisibility of the Deposits

The Optionee and the Titleholder hereby declare that the Deposits referred to in sub-section 3.4.1 will only accrue on the specified dates, and are indivisible. No claim for delivery of the Deposits or portions thereof based on the number of days, weeks or months elapsed shall be therefore admitted.

Failure by the Optionee to deliver the Deposits under sub-section 3.4.1 will entitle the Titleholder to deliver a Notice to the Optionee by a public notary, detailing the Optionee’s default. The Optionee may cure the default within seven (7) calendar days following receipt of the Notice. If the Optionee does not cure the default, the Option will be deemed terminated, except for sub-section 6.3.

3.5	Authorization

The Titleholder authorizes the Optionee to carry out evaluation works in the area of the Mineral Rights, in order to allow the Optionee to decide whether to exercise the Option or not. For these purpose, the Titleholder authorizes the Optionee access to the area of the Mineral Rights and to carry out such activities as deemed appropriate for the evaluation of the Mineral Rights.

3.6	Exercise of the Option

3.6.1	The Optionee shall exercise the Option at any time during the Option Term by giving Notice of its decision to exercise the Option to the Titleholder, via public notary.

3.6.2	Upon the exercise of the Option, the Mineral Rights shall be automatically transferred to the Optionee. The Parties therefore agree that the Option Notice delivered by the Optionee will effect the transfer of the Mineral Rights and will constitute sufficient title to publicly register the transfer of the Mineral Rights on behalf of the Optionee.

3.6.3	Without prejudice of sub-section 3.6.2, the Titleholder unconditionally and irrevocably undertakes to issue and deliver all public and private documents that may be required to formalize the transfer of the Mineral Rights in favor of the Optionee, within a maximum of twenty (20) calendar days following receipt of the Notice thereof. Any delay by the Titleholder in signing the documents that the Optionee may require upon the exercise of the Option, shall automatically extend the Lease Term referred to in sub-section 5.3, until such time as the Titleholder signs the documents in question.

3.7	Payment of the Transfer Price

The balance of the Transfer Price shall be equal to the difference between the Transfer Price and the aggregate Deposits delivered to the Titleholder by the Optionee. This amount shall be paid to the Titleholder at the time the public deed containing the Transfer Agreement is signed by the Parties.

3.8	Termination of the Option

3.8.1	The Optionee may terminate the Option at any time during the Option Term by giving a termination Notice to the Titleholder via public notary, as provided under sub-section 3.3.2. Upon termination of the Option Agreement, the delivery of Deposits pursuant to sub-section 3.4 and any other right or obligation under this Agreement shall cease.

3.8.2	Upon delivery of the termination Notice, or failure to exercise the Option within the Option Term, the Titleholder shall issue and deliver a receipt for the aggregate amount of Deposits received from the Optionee. The receipt shall be issued within twenty (20) days following delivery of the termination Notice or on the date of signing of the public deed that formalizes the termination of the Option, whichever occurs first.

FOURTH: CONTRACTS FOR ACCESS TO SURFACE LANDS

4.1	Pursuant to article 7 of the Land Act, the Optionee will enter into agreements with owners of surface lands located within or outside the external boundaries of the Mineral Rights that may be deemed necessary to obtain access to the Mineral Rights for performance of the exploration works.

4.2	Any delay or impediment for entering into these agreements is a cause of Force Majeure to be communicated to the Titleholder as soon as reasonably possible. This will allow the Optionee to suspend the Option Term and the Lease Term referred to in sub-sections 3.3 and 5.34 of this Agreement, respectively. The Titleholder agrees to provide its full support to the Optionee insofar for this purpose.

FIFTH: LEASE AGREEMENT

5.1	Lease of the Mineral Rights

5.1.1	Pursuant to Article 166 of the General Mining Act, the Titleholder hereby exclusively leases the Mineral Rights to the Optionee, for exploration purposes and subject to the condition detailed in sub-section 5.6.

5.1.2	By the lease, the Optionee is assigned with all of the Titleholder’s rights as concession holder of the Mineral Rights, being the Optionee entitled to determine, at its own discretion, the programmes and budgets.

5.2	Consideration for the Lease

The consideration for the lease of the Mineral Rights is US$1,000.00 (one thousand Dollars), including VAT. The Optionee will pay the consideration for the lease at the time of signing this Agreement, with no more proof that the Titleholder’s signature in this document.

5.3	Lease Term

5.3.1	The term of the mining lease is thirty-six (36) months counted as of the date on which the condition under sub-section 5.6 is verified (“Lease Term”).

5.3.2	The Lease Term is mandatory for the Titleholder and voluntary for the Optionee. The Optionee may therefore terminate the Lease Agreement at any time by giving Notice of its decision to the Titleholder via public notary.

Upon termination of the Lease Agreement, the Optionee will remove all facilities, tubing and piping, improvements, machinery, equipment, tools, supplies, constructions, and other assets installed or placed in the Mineral Rights, within six (6) months following receipt of the termination Notice.

5.4	Rights and Obligations of the Optionee under the Lease Agreement

5.4.1	Exploration Works

The Optionee is entitled to:

(a)	Start and carry out exploration works at any time in accordance with the programs and budgets to be determined by the Optionee, and apply for the necessary permits and approvals before the competent authorities.

(b)	Apply for or acquire mineral rights in areas adjacent to the Mineral Rights, which, if applied for or acquired, shall not be part of this Agreement.

(c)	Obtain from the Mineral Rights the quantities of ores or other materials that may be deemed appropriate for the evaluation of the Mineral Rights or for the completion of a feasibility study, being authorized to dispose of them freely, at its own discretion. As regards to the portions of cores and/or samples obtained from drilling operations, the Optionee is authorized to freely dispose of up to fifty percent (50%) thereof, keeping control thereof in accordance with the provisions of the General Mining Act.

5.4.2	Environmental Obligations

The Optionee hereby agrees to comply with the Environmental Regulations in the course of its exploration activities.

5.4.3	Licence Fees

(a)	The Titleholder is responsible for payment of the Licence Fees for the Mineral Rights for the years 1999, 2000 and 2001 inclusive.

(b)	The Optionee will pay the Licence Fees for the Mineral Rights pursuant to article 59 of the Mining General Act, while the Lease Agreement is in force.

5.4.4	Delivery of Documentation

The Optionee shall deliver copies of receipt of payment of the Licence Fees and of the annual consolidated statement to the Optionee. These documents shall be made available to the Titleholder within thirty (30) days following delivery to the Ministry of Energy and Mines.

5.4.5	The Titleholder may carry out mining works in the Mineral Rights during the Option Term, prior agreement with the Optionee. The mining works shall be carried out in a technical and planned manner without interfering with the works of the Optionee, being fully liable for all the works that it may carry out before the State and third parties.

5.5	Termination of the Lease

The Optionee may terminate the Lease Agreement at any time during the Lease Term by giving Notice of its decision to the Titleholder via public notary, pursuant to sub-section 5.3.2.

5.6	Condition

5.6.1	It is a condition precedent to the Lease Agreement that either of the following persons complete a report containing the geological mapping of one or more mining concessions that comprise the Mineral Rights, within a six (6) months following the date of signing the public deed that will arise from this Agreement. Once the report has been completed to the Optionee’s satisfaction, the Optionee shall deliver a Notice to the Titleholder confirming compliance of the condition precedent:

(i)	David Volkert

(ii)	César Ríos Caldas

(iii)	Wilberto Vásquez Estrada

5.6.2	By virtue of the Notice delivered by the Optionee, the Optionee is hereby authorized to sign all the public and private documentation that may be required, and to carry out all the recording proceedings before the Public Registry to give publicity to compliance with the condition imposed, pursuant to Exhibit “A”, without requiring the Titleholder’s intervention.

SIXTH: COMMON PROVISIONS APPLICABLE TO THE OPTION AGREEMENT AND LEASE AGREEMENT

6.1	Applicable Law

The Parties hereby agree to be bound by the terms and conditions of this Agreement and, if needed, by the provisions of the General Mining Act and the Civil Code.

6.2	Arbitration

6.2.1	Any dispute, controversy or claim arising out of or relating to the execution of the public and private documents relating to the exercise of the Option and the subsequent formalization of the transfer of the Mineral Rights shall be settled by the judges and courts of the Judicial District of Lima, to which jurisdiction the Parties hereby submit to.

6.2.2	Any dispute, controversy or claim arising out of or relating to the Option Agreement and/or the Lease Agreement, the execution, object, subscription, validity, interpretation, breach or termination thereof, except as provided in sub-section 6.2.1, shall be settled by arbitration of law in accordance with the applicable law. The ruling shall be final and binding. All Notices relating to the arbitration process, including the Notice of arbitration and the response thereto, may be served as provided under sub-section 6.5 of this Agreement.

6.2.3	There shall be one arbitrator appointed by the Parties within thirty (30) calendar days after receipt of a Notice of arbitration. If the Parties fail to agree on a single arbitrator within that term, there shall be three arbitrators. Each Party will appoint one arbitrator and the two arbitrators so appointed will elect the third arbitrator, who will preside the arbitration tribunal.

6.2.4	If within thirty (30) calendar days after receipt of a Party’s Notice of appointment of an arbitrator, the other Party has not notified the first Party of its appointment of an arbitrator, or if within thirty (30) calendar days of the appointment of the second arbitrator the Parties have not reached an agreement on the third arbitrator, the third arbitrator will be chosen by the National Institute of Mining Petroleum and Energy Law (Instituto Nacional de Derecho de Minería, Petróleo y Energía). This decision shall be final and binding.

6.2.5	As regards to any intervention of the judiciary that may be required or specified in the applicable law, the Parties hereby submit to the jurisdiction of the Judges and Courts of the Judicial District of Lima — Cercado.

6.3	Force Majeure

6.3.1	All the obligations under the Option Agreement and/or the Lease Agreement may be suspended, and the terms thereof shall be extended, during any event of force majeure or Act of God (indistinctly, “Force Majeure”) duly communicated to the other Party by the affected Party. The Notice of force majeure shall contain reasonably full particulars of the event of force majeure, the reasons thereof, and estimated period of suspension. The affected Party shall resume its obligations as soon as reasonably possible.

6.3.2	“Force Majeure” means any extraordinary, unforeseeable and irresistible event which, even if foreseeable, is beyond the reasonable control by the affected Party and that prevents, impedes, or delays fulfillment by the affected Party of its obligations hereunder, including, but not limited to, regional or national strikes, acts of God, orders, mandates, instructions or resolutions of government or governmental agencies restricting or affecting the performance of the proposed work in the Mineral Rights, judicial, administrative or arbitral decisions or resolutions of any rank or hierarchy; inability to obtain on reasonably acceptable terms any private or public exploration right, licenses, permits or concessions; failure to obtain in reasonable terms any rights of access pursuant to section 4, suspension or curtailment of the exploration works due inability to exercise the access rights pursuant to section 4, in reasonable terms for the Optionee; suspension or curtailment of the activities to remedy or avoid an actual or alleged, present or future, violation of the environmental laws; delay in obtaining approval for the exploration project or the environmental permit referred to under the Environmental Regulations; acts of war, whether declared or undeclared, terrorism, riots, commotion or civil war, disorders, seditions, insurrection or rebellion, fires, explosions, earthquakes, natural disasters, storms, floods, droughts, adverse climatological conditions other than those considered normal.

6.3.3	Except as provided for below, any Party shall have the right to terminate this Agreement if the period of Force Majeure extends for more than a year. The Party who decides to terminate the Option Agreement and the Lease Agreement given that the term of Force Majeure continues for more than one year, shall notify its decision to the other Party. If the Titleholder is the Party who decides to terminate the Agreement (provided it does not contribute to the cause of the Force Majeure), the Optionee shall have the right to exercise the Option within thirty (30) days following receipt of Notice, pursuant to sub-section 3.6.

6.4	Assignment — Authorizations

Pursuant to articles 1435 of the Civil Code and 166 of the General Mining Act, the Optionee is hereby expressly authorized to assign its interest in the Option Agreement and/or the Lease Agreement, in whole or in part, and on the same terms and conditions hereof. In such case, the successor will be subject to the same terms and conditions hereof.

6.5	Notices

All notices, offers, summons, petitions, and communications in general (“Notice”) between the Parties in connection with the Option Agreement or the Lease Agreement shall be in writing, delivered to the addresses specified below, and considered effective on the date of reception, receipt acknowledged, or on the date of delivery via notary. If not received on a business day, the notice shall be considered received the following business day. Any change of address, telephone, or facsimile shall be communicated to the other Party via notary or with acknowledgement of receipt five days prior thereto, otherwise any Notice addressed to the former address shall be deemed delivered.

a)	OPTIONEE:	BEAR CREEK MINING COMPANY SUCURSAL DEL PERÚ
		Address:	Calle Monteflor No. 460, Urbanización Valle Hermoso, Santiago de Surco, Lima 33 – Perú
		Telephone:	(511) 3725765
		Facsimile:	(511) 3728070

b)	TITLEHOLDER:	JULIO CÉSAR HUERTA DEPAZ
		Address:	Av. Carlos Izaguirre No. 1000, Urbanización Las Palmeras, Los Olivos, Lima 39.
		Telephone:	(511) 4850381

6.6	Taxes

Each Party will be responsible for the applicable tax obligations.

6.7	Confidentiality

6.7.1	All the facts, reports, registers and other information of any kind developed or acquired by the Titleholder as a result of the performance of this Agreement shall be kept by the Titleholder as strictly confidential (“Confidential Information”), and such Confidential Information shall not be revealed or divulged in other way to third Parties if there is no prior written consent from the Optionee.

6.7.2	In the event that the Titleholder is required to disclose Confidential Information to any competent governmental entity and/or its dependencies, to the extent required by law or in response to a legitimate request for such Confidential Information, the Titleholder must immediately send Notice to the Optionee of the requirement and its terms before the divulgation. The Optionee shall have the right to object, to the agency concerned, to such disclosure and to seek confidential treatment of any Confidential Information to be disclosed.

6.8	Expenditures

The Optionee shall bear all notarial and registration fees required to formalize this Agreement into a public deed and to have it recorded with the Public Registry.

Mr. Notary: Please add the legal formalities hereto and file notice to the Public Mining Register for registration of this document. Signed in two identical counterparts in Lima, on the 17th day of January, 2002.

BEAR CREEK MINING COMPANY, SUCURSAL DEL PERU

By: “Andrew Swarthout”
Position: General Manager

JULIO CÉSAR HUERTA DEPAZ
“Julio César Huerta Depaz”

EXHIBIT “A”
COMPLIANCE WITH THE CONDITION PRECEDENT

Mr. Notary:

Please enter in your Registry of Public Deeds one recording the Compliance of the Condition Precedent, hereinafter referred to as the “Affidavit” issued and delivered by BEAR CREEK MINING COMPANY – SUCURSAL DEL PERU, registered in entry 1, file Nº 41289 of the Public Mining Registry, duly represented by it’s general manager Andrew T. Swarthout, identified with foreign identity card N114755, whose faculties are registered as entry 1, file 41289, domiciled at calle Monteflor Nº 460, Urbanización Valle Hermoso, Santiago de Surco, Lima 33, hereinafter referred to as “OPTIONEE”; on the following terms and conditions:

1.	BACKGROUND

1.1	On January 17, 2002, Julio César Huerta Depaz and the Optionee entered into an Option and Lease Agreement with regard to the following mineral rights, hereinafter referred to as “Mineral Rights”:

a)	Carola JCE, code 01-02439-99, with an extent of 200 hectares, located in the district of Ocaña, province of Lucanas, department of Ayacucho, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 01267-2000-RPM, issued by the Public Mining Registry on April 3, 2000, recorded on entry 1, file 301060 of the Public Mining Registry.

b)	Paraíso Minero IX, code 01-00157-01, with an extent of 100 hectares, located in the district of Ocaña, province of Lucanas, department of Ayacucho, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 00285-2001-INACC/J issued by the National Institute of Mining Concessions and Cadastre on May 25, 2001.

c)	Paraíso Minero X, code 01-003444-01, with an extent of 100 hectares, located in the district of Nazca, province of Nazca, department of Ica, which title to mining concession granted to

Julio César Huerta Depaz was approved by resolution RJ Nº 00471-2001-INACC/J issued by the National Institute of Mining Concessions and Cadastre on June 28, 2001.

d)	Paraíso Minero XII, code 01-00344-01, with an extent of 300 hectares, located in the district of Ocaña, province of Lucanas, department of Ayacucho, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 00553-2001-INACC/J, issued by the National Institute of Mining Concessions and Cadastre on July 18, 2001.

1.2	Pursuant to sub-section 5.6 of the agreement referred to in sub-section 1.1, the Lease Agreement was entered into subject to the condition precedent that either of the appointed persons, completes a report containing the geological mapping of one or more mining concessions that comprise the Mineral Rights, within a six (6) months following signing the public deed that arose from the private document.

2.	PURPOSE OF THE AGREEMENT

2.1	On XXXXX, XXXX completed and delivered the report containing the geological mapping carried out on the Mineral Rights.

2.2	The Optionee acknowledged compliance with the condition precedent by means of a Notice delivered to the Titleholder.

2.3	Pursuant to sub-section 5.6 of the Option and Lease Agreement dated January 17, 2002, the Optionee issues and delivers this document to give publicity to the completion of the condition precedent pursuant to the Agreement entered into with Julio César Huerta Depaz, and to give full effect to the lease agreement.

3.	EXPENDITURES

The Optionee shall bear the cost of all the notarial and registration fees required to formalize this agreement into a public deed and to have it registered with the Public Registry.

Mr. Notary: Please add the legal introduction and conclusion, inserting the resolution of the approval of the title to mining concession xxx, given by the National Institute of Mining Concessions and Cadastre for its recording.

Lima, xxx

BEAR CREEK MINING COMPANY, SUCURSAL DEL PERÚ

EXHIBIT “B”
TRANSFER OF THE MINERAL RIGHTS

Mr. Notary:

Please enter in your Registry of Public Deeds the Transfer of Mineral Rights entered into by and between BEAR CREEK MINING COMPANY – SUCURSAL DEL PERU, registered as entry 1, file Nº 41289, of the Public Mining Registry, duly represented by XXXXXX, whose faculties are duly registered with the Public Registry, domiciled at Calle Monteflor Nº 460, Urbanización Valle Hermoso, Santiago de Surco, Lima 33, hereinafter referred to as “OPTIONEE”; and on the other side JULIO CÉSAR HUERTA DEPAZ, hereinafter referred to as “TITLEHOLDER”; on the following terms and conditions:

FIRST: DEFINITIONS

For the purposes hereof and of the preceding recitals, the following words and expressions shall have the following meanings:

1.1	“Mineral Rights”, means the following mining concessions:

a)	Carola JCE, code 01-02439-99, with an extent of 200 hectares, located in the district of Ocaña, province of Lucanas, department of Ayacucho, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 01267-2000-RPM, issued by the Public Mining Registry on April 3, 2000, recorded on entry 1, file 301060 of the Public Mining Registry.

b)	Paraíso Minero IX, code 01-00157-01, with an extent of 100 hectares, located in the district of Ocaña, province of Lucanas, department of Ayacucho, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 00285-2001-INACC/J issued by the National Institute of Mining Concessions and Cadastre on May 25, 2001.

c)	Paraíso Minero X, code 01-003444-01, with an extent of 100 hectares, located in the district of Nazca, province of Nazca, department of Ica, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 00471-2001-INACC/J issued by the National Institute of Mining Concessions and Cadastre on June 28, 2001.

d)	Paraíso Minero XII, code 01-00344-01, with an extent of 300 hectares, located in the district of Ocaña, province of Lucanas, department of Ayacucho, which title to mining concession granted to Julio César Huerta Depaz was approved by resolution RJ Nº 00553-2001-INACC/J, issued by the National Institute of Mining Concessions and Cadastre on July 18, 2001.

1.2	“Agreement”, means the Transfer Agreement of the Mineral Rights.

1.3	“Option and Lease Agreement”, means the Option to Acquire and Lease Agreements, entered into by and between Bear Creek Mining Company – Sucursal del Perú Julio César Huerta Depaz, dated January 17, 2002, its exhibits, amendments, clarifications or periodical additions that may have agreed from time to time.

1.4	“Dollars” or “US$”, means the currency of legal tender in the United States of America.

1.5	“General Mining Act”, means the Consolidated General Mining Act, approved by Supreme Decree 014-92-EM dated June 2, 1992, and any regulations, amendments, additions, substitutions and related laws.

1.6	“Notice”, means any notice, request, order, demand, offer, requirement, or other communication authorized or required to be made under this Agreement, as set out in sub-section 6.5.

1.7	“Optionee” means Bear Creek Mining Company, Sucursal del Perú, or its successor.

1.8	“Party” or “Parties” means the Titleholder and the Optionee, and any other person who may acquire any rights under this Agreement.

1.9	“Transfer Price” has the meaning set out in sub-section 3.2.

1.10	“Titleholder” means Julio César Huerta Depaz.

SECOND: BACKGROUND

2.1	The Titleholder is the sole and exclusive concession holder of the Mineral Rights.

2.2	On January 17, 2002, the Optionee and the Titleholder entered into the Option and Lease Agreement, whereby was granted the Optionee the right to acquire, at its own discretion, one hundred percent (100%) of one, some or all the mining concessions that comprise the Mineral Rights, during a thirty-six (36) month term. The Parties agreed that the consideration for the transfer of the Mineral Rights was six hundred ten thousand Dollars (US$610,000.00). Simultaneously to the option to acquire, the Titleholder leased the Mineral Rights for exploration purposes and for the same term, in favor of the Optionee.

2.3	The Optionee has exercised its option to acquire the Mineral Rights. Pursuant to sub-section 3.6 of the Option and Lease Agreement, the Optionee delivered the Notice of exercise of the option via public notary, which acknowledgment of receipt will be inserted in the public deed that will arise from this document.

THIRD: PURPOSE OF THE AGREEMENT

Pursuant to Articles 164 and 165 of the General Mining Act, the Parties hereby acknowledge the transfer of the Mineral Rights in favor of the Optionee, including all its parts and appurtenances as well as everything that de facto or de lure pertains thereto, whether within or outside the external boundaries of the Mineral Rights, without demanding any payment other than the agreed herein on these or other accounts.

FOURTH: TRANSFER PRICE

4.1	Pursuant to section 3.2 of the Option and Lease Agreement, the consideration for the transfer of 100% of the Mineral Rights, is the amount of six hundred ten thousand Dollars (US$ 610,000.00).

4.2	Pursuant to sub-section 3.4.1 of the Option and Lease Agreement, the Deposits delivered to the Titleholder are the aggregate amount of US$XXXX. The balance of the Transfer Price to be paid to the Titleholder is therefore US$XXXXX.

FIFTH: REPRESENTATIONS AND WARRANTIES

5.1	The Titleholder hereby represents and warrants that:

a)	On the date of this agreement, the Mineral Rights are in good standing, free from any liens, encumbrances, charges, overlapping and oppositions to prior existing mineral rights, and there is no legal or extra-judicial order or agreement that affects or limits their free transferability; that the License Fees (“Derecho de Vigencia”) have been duly paid, having the Titleholder complied with all formal obligations applicable to the Mineral Rights under the General Mining Act, and other applying laws.

b)	That in the ordinary course of business relating to the Mineral Rights or during the exploration and/or exploitation activities carried out before the execution of the Option and Lease Agreement, the Titleholder has not infringed any law, regulation or permit relating to activities as concession holder, nor infringed any environmental law or the health safety regulation applicable to the Mineral Rights.

c)	That during the term of the Option and Lease Agreement, the Titleholder has not agreed, permitted or disposed under any title, by action or inaction, the constitution or maintenance of any creditor, legal or extra-judicial order, lien, encumbrance or any other real or personal right over the Mineral Rights, or over any part of them, that may affect the Mineral Rights or this agreement; and has not carried on activities of any kind in the Mineral Rights, or has compromised the validity, existence or title to the Mineral Rights.

d)	That it will defend and hold the Optionee harmless of any responsibility or obligation, lost, costs, expenses, damages and demands, including, without limitation, damages to third persons, damages to property, reclamation costs of damages caused to the environment and third parties that may result from the activities carried out by the Titleholder prior to the execution of the Option and Lease Agreement.

e)	At the time of signing this Agreement and/or executing its obligations under this Agreement, the Titleholder does not violate, infringe and/or breaches any other agreement, contract or obligation with third persons and that it has disposed of, transferred or institute any lien or encumbrance over the Mineral Rights and that no offer, counteroffer or negotiation with third parties has concluded in a contract pursuant to Articles 1359 and 1376 of the Civil Code.

f)	That the Titleholder hereby agrees with the execution and performance under the Option and Lease Agreement and with the terms hereof.

5.2	The Optionee hereby represents and warrants that it is a branch duly established under the laws of Peru and that has full power and authority to execute this Agreement.

SIXTH: OTHER PROVISIONS

6.1	Applicable Law

The Parties hereby agree to be bound by the terms and conditions of this Agreement and, if needed, by the provisions of the General Mining Act and the Civil Code.

6.2	Notices

All notices, offers, summons, petitions, and communications in general (“Notice”) between the Parties in connection with this Agreement shall be in writing, delivered to the addresses specified below, and considered effective on the date of reception, receipt acknowledged, or on the date of delivery via notary. If not received on a business day, the notice shall be considered received the following business day. Any change of address, telephone, or facsimile shall be communicated to the other Party via notary or with acknowledgement of receipt five days prior thereto, otherwise any Notice addressed to the former address shall be deemed delivered.

a)	OPTIONEE:	BEAR CREEK MINING COMPANY SUCURSAL DEL PERÚ
		Address:	Calle Monteflor No. 460, Urbanización Valle Hermoso, Santiago de Surco, Lima 33 – Perú
		Telephone:	(511) 3725765
		Facsimile:	(511) 3728070

b)	TITLEHOLDER:	JULIO CÉSAR HUERTA DEPAZ
		Address:	Av. Carlos Izaguirre No. 1000, Urbanización Las Palmeras, Los Olivos, Lima 39.
		Telephone:	(511) 4850381

6.3	Expenditures

The Optionee shall bear the cost of all the notarial and registration fees required to formalize this agreement into a public deed and to have it registered with the Public Registry.

Mr. Notary: Please add the legal introduction and conclusion, inserting the Notice of exercise of the Option, hereto and file notice to the Public Mining Register for registration of this document. Signed in two identical counterparts in Lima, on the XXXX day of XXXXX, XXXX.

BEAR CREEK MINING COMPANY, SUCURSAL DEL PERU